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                                                                   EXHIBIT 10.44
                               AMENDMENT AGREEMENT

This amendment agreement (the "Agreement") is made and entered into on this 7th day of September 1997 by and among AG Associates, Inc., a California corporation (hereinafter: "AGA"), AG Associates (Israel) Ltd., an Israeli corporation (hereinafter: "AGI"), Arnon
Gat, a U.S. resident (hereinafter:  "GAT"), Clal Electronics
Industries Ltd.,      an Israeli corporation (hereinafter: "CLAL") and
Rapro Technology Inc., a Delaware corporation (hereinafter:  "Rapro").

WHEREAS          priorto entering this Agreement, the Parties hereto
                entered into a certain agreement, dated February 27, 1995 (the "Original Agreement"), by and among AGA, AGI, GAT, CLAL and Rapro under which, among other matters, AGA and CLAL invested in AGI's capital in consideration for shares and pursuant to certain representations and warranties made by the Parties , and certain matters regarding AGI's management and their relations as shareholders were decided among them; and

WHEREAS          AGI is currently negotiating the execution and
                performance of a private placement transaction; and

WHEREAS the Parties hereto desire to make amendments to the provisions in the Original Agreement, as set forth in this Agreement. in order to facilitate the forthcoming Private Placement transaction.

NOW THEREFORE. in consideration of the mutual representations, warranties, covenants and conditions contained herein, the Parties to this Agreement hereby agree as follows:

1.      Preamble and Annexes

       The preamble to this Agreement and all annexes attached hereto form an integral part of this Agreement.



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2.      Construction

        2.1 Any reference to a Section of the Original Agreement shall be deemed to include all of the subsections of such Section, unless otherwise specifically stated.

        2.2 Unless otherwise noted herein. all capitalized terms used herein, shall have the meaning given to such terms in the Original Agreement.

3.      Condition Precedent

This Amendment Agreement and the consummation of the amendments made hereunder shall be subject to and conditional upon the occurrence of the two following events:

(i) Consummation of an Investment of capital in AGI of not less than four million five hundred thousand U.S. Dollars (US$4,500,000) to be made by investor(s) (who may include AGA and CLAL as well) not later than December 31, 1997; and

(ii) the execution of a shareholders agreement among AGA, CLAL, and the other investor(s) as an integral part of the abovesaid investment transaction.

Notwithstanding that this Amendment Agreement is binding upon the parties hereto as of the date of its execution, the amendments made herein shall become effective only upon the fulfillment of the above conditions precedent, ipso facto, whereas in the event the above conditions precedents are not fulfilled by December 31, 1997, the Amendment Agreement shall be ipso facto, terminated and the amendments set forth herein shall be null and void.

4.      Amendments to the Original Agreement
        The parties agree and consent to make the following amendments to the Original Agreement, which amendments shall become effective only upon the fulfillment of the aforementioned conditions precedent, ipso facto:



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4.1     Representations by AGA and GAT

            GAT's personal duty and obligation with respect to the representations. warranties, covenants and undertakings under
            Section 6 of the Original Agreement, exceptfor those representations and warranties under subsection 6.8 and that part of subsection 6.10 insofar as it relates to GAT, are hereby terminated, and deemed null and void ab initio. such that GAT shall not be responsible in any way whatsoever and shall have no obligation whatsoever towards any Party hereto, with respect to the representations, warranties, covenants and undertakings made thereunder, as if same had not been made by GAT ab initio.

 4.2    Representations AGI, AGA, RAPRO, and GAT

            4.2.1     The duty and obligation of each of AGI, AGA,
                       Rapro and GAT with respect to the
                       representations, warranties, covenants and undertakings under Section 7 of the Original Agreement (excluding AGA's duty and Obligation under subsection 7.25.7, which shall continue to be valid and in effect subject to the terms herein), is hereby terminated and deemed null and void ab initio, such that each of the above parties, their respective directors, officers, employees, shareholders and representatives, shall not be responsible in any way whatsoever and shall have no obligation whatsoever towards any, Party hereto, with respect to the representations, warranties, covenants and undertakings made thereunder, as if same had not been made by each of said parties ab initio.



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4.2.2   AGA shall continue to be liable under section 7.25.7 of the Original
        Agreement but, notwithstanding anything to the contrary in the original Agreement as amended, only towards AGI and not towards
        CLAL.

4.3     Representations by CLAL
        CLAL's duty and obligation with respect to the representations, warranties, covenants and under takings made under Section 8 of the Original Agreement toward AGI and GAT are hereby terminated, and deemed null and void ab initio, such that CLAL, its directors, officers, employees, shareholders and representatives, shall not be responsible in any way whatsoever and shall have no obligation whatsoever toward AGI and GAT, with respect to the representations, warranties, covenants and undertakings made thereunder, as if same had not been made by CLAL toward said parties ab initio.

It is hereby clarified that the representations, warranties, covenants and undertakings made by CLAL under Section 8 of the Original Agreement toward AGA shall remain valid and in effect.

4.4     The CVD Activities (the "Technology Agreement").

        4.4.1  Sections 5.3.9 termination of co-ownership and licensee) and
               5.3.12 (purchase of CLAL's Shares if AGI ceases operations) of the Original Agreement are hereby terminated and shall be deemed as deleted from the Original Agreement.

        4.4.2 The remaining provisions of Section (excluding sub-sections 5.1 and 5.2 of the original Agreement, after deleting



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sub-Sections 5.3.9 and 5.3.12 as aforesaid, are hereby amended to create a contractual obligation between AGA and AGI only. It is hereby clarified that, as a result of the foregoing, all other persons and/or entities constituting parties to the original agreement shall not be parties to such amended provisions.

4.5     Option
           Section 10 of the Original Agreement is hereby terminated.

4.6     Indemnification
           The provisions of Section 11 shall apply to each Party hereto only with respect to those obligations under the representations, warranties, covenants and undertakings, which shall remain under the Original Agreement after executing the amendments herein.

4.7     Covenants of AGI
        Sections 13.1, 13-2. 13.3. 13.4. 13.5, 13.6, 13.7,
        13.8 and 13.9 of the Original Agreement are hereby terminated.

4.8     Shareholder's Relations
        All of the provisions of Section 14 of the Original Agreement, except for sub-section 14.4 which shall remain in force - are hereby terminated.

4.9     Covenant Not to Compete
        GAT covenants under Section 16.8 of the Original Agreement shall terminate following the lapse of a 36 month period commencing from the date of the first Closing, conducted within the framework of AGI's capital raising transaction, referred to in Section 3(i) hereinabove.



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It is hereby confirmed that the engagement of GAT and his activities with AGA shall not be deemed as a breach of his undertakings under Section 16.8 of the Original Agreement as long as AGA fulfills its undertakings under Section 5.3.7 of the Original Agreement not to compete and not to be engaged in AGI's field of use, set forth in Annex Y attached to the Original Agreement, and any amendment thereto.

5.      Incorporation by Reference
        Sections 18 ("Governing Law"), 12 ("Execution in Counterparts"), 19 ("Arbitration"), 24 ("Captions"), and 29 ("Notices") of the Original Agreement are hereby incorporated herein by reference.

6. AGA's address for purposes of notice is hereby changed to 4425 Fortran Drive, Santa Clara, California, 95134-2000 Fax No. (408) 935-2701.

        In witness whereof, the parties hereto have caused this Agreement be duly executed on the day and year first above written.



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AGA Associates, Inc.                AG Associates (Israel) Ltd.



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Clal Electronics Industries Ltd.            Arnon Gat


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Rapro Technology Inc.